UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 30, 2004

STARSOFT, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-50546 (Commission File Number)	86-0914052 (IRS Employer Identification Number)

Anthony Lee, President and Chief Executive Officer
6055 Nelson Avenue, Unit 2103, Burnaby, British Columbia, Canada V5H 4L4
(Address of principal executive offices)

(604) 434-0766
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective November 30, 2004 the board of directors of Starsoft, Inc. (the "Company") accepted the resignation of Marvin Wosk as the Company's chief executive officer, chief financial officer and president. Further, on November 30, 2004, the board of directors accepted the resignation of Marvin Wosk as a director of the Company.

(c) Effective November 30, 2004 the board of directors appointed Anthony Lee as the Company's chief executive officer, chief financial officer and president. Mr. Lee is the founder, secretary, treasurer and chief executive officer of Seymour Creek Financial, Inc., a consulting firm based in Vancouver, British Columbia, that specializes in the development of private and public sector companies. Since 1984 Seymour Creek Financial, Inc. has focused on bilateral technology based commerce between companies in the United States, China, Europe and South East Asia. The Company has not entered into any related transactions with Mr. Lee and has not entered into any employment agreement in connection with his appointment.

Effective November 30, 2004, the board of directors appointed Saleem Mohamed as the Company's secretary. Mr. Mohamed is a co-founder of Opus Networks, Inc., an early stage venture capital network, that partners technology founders, venture groups, associates and investors into an expansive network intended to build leading high technology companies. Concurrent with his duties for Opus Networks, Inc., Mr. Mohamed is the chief executive officer of Pacific Seaboard Investments, Ltd., a consulting company that assists companies in the design and implementation of their business plans, financial models, market evaluations, capital structure, re-organization of management, and funding requirements. Mr. Mohamed has served as the chief executive officer of Pacific Seaboard Investments, Ltd. since 1987. The Company has not entered into any related transactions with Mr. Mohamed and has not entered into any employment agreement in connection with his appointment.

(d) Effective November 30, 2004, the Company appointed Anthony Lee as a new member of the board of directors to serve until the Company's next Annual Meeting of Stockholders. The appointment of Mr. Lee to the Company's board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Lee and has not at this time determined whether Mr. Lee will serve on any standing committee.

Effective November 30, 2004, the Company appointed Saleem Mohamed as a new member of the board of directors to serve until the Company's next Annual Meeting of Stockholders. The appointment of Mr. Mohamed to the Company's board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Mohamed and has not at this time determined whether Mr. Mohamed will serve on any standing committee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Starsoft, Inc.

Signature	**Date**
By: /s/ Anthony Lee	November 30, 2004

Name: Anthony Lee
Title: President and Chief Executive Officer